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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to use in this Registration Statement of Centergistic Solutions, Inc. on Form SB-2 of our report included herein dated August 26, 2003, except for Notes 5 and 9 as to which the date is September 30, 2003, relating to the consolidated financial statements of Centergistic Solutions, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haskell & White LLP
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Haskell & White LLP

Irvine, California
December 17, 2003